Exhibit (i)
                                   LAW OFFICES
                           DRINKER BIDDLE & REATH LLP

                                One Logan Square
                             18th and Cherry Streets
                      Philadelphia, Pennsylvania 19103-6996
                            TELEPHONE: (215) 988-2700
                               FAX: (215) 988-2757


                                 April 30, 2001

Brazos Insurance Funds
5949 Sherry Lane
Suite 1600
Dallas, Texas 75225


         RE: BRAZOS INSURANCE FUNDS/FILE NOS. 333-96439 AND 811-09811 POST-EFFECTIVE AMENDMENT NO. 1

Ladies and Gentlemen:

         We have acted as counsel to Brazos Insurance Funds, a Delaware business trust (the "Trust"), in connection with the registration of its shares of beneficial interest. The Trust is authorized to issue an unlimited number of shares of beneficial interest (the "Shares"), with a par value $0.001 per share, which are divided into one Series, designated the Small Cap Portfolo (the "Current Series Shares"). The shares of beneficial interest that are not designated into a series are referred to herein as "Future Shares"; and the Current Series Shares and the Future Shares are referred to herein as the "Shares." The Board of Trustees of the Trust has the power to create and establish one or more classes of Shares and to classify or reclassify any unissued Shares with respect to such classes. You have asked for our opinion on certain matters relating to the Shares.

         We have reviewed the Trust's Agreement and Declaration of Trust, By-Laws, consent of its initial trustee and resolutions adopted by Board of Trustees of the Trust and such other legal and factual matters as we have deemed appropriate. We have also reviewed the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 (the "Registration Statement"), as amended through Post-Effective Amendment No. 1. We have assumed that the Shares have been or will be issued against payment therefor as described in the Trust's Prospectus.

         This opinion is based exclusively on the Delaware Business Trust Act and the federal law of the United States of America.

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         We have also assumed the following for purposes of this opinion:

         1. The Current Series Shares have been, and will continue to be, issued in accordance with the Trust Instrument and By-laws of the Trust and resolutions of the Trust's Board and shareholders relating to the creation, authorization and issuance of the Current Series Shares.

         2. Prior to the issuance of any Future Shares, the Board (a) will duly authorize the issuance of such Future Shares, (b) will determine with respect to each series of such Future Shares the preferences, limitations and relative rights applicable thereto and (c) with respect to such Future Shares, will duly take the action necessary to create such series and to determine the number of shares of such series and the relative designations, preferences, limitations and relative rights thereof ("Future Series Designations").

         3. With respect to the Future Shares, there will be compliance with the terms, conditions and restrictions applicable to the issuance of such shares that are set forth in (i) the Agreement and Declaration of Trust and By-laws of the Trust, each as amended as of the date of such issuance, and (ii) the applicable Future Series Designations.

         4. The Board will not change the number of Shares of any Series, or the preferences, limitations or relative rights of any series of Shares after any Shares of such series have been issued.

         Based upon the foregoing, we are of the opinion that:

         1. The Trust is authorized to issue an unlimited number of shares of beneficial interest in each of the Series.

         2. The Trust's Board is authorized (i) to create from time to time one or more additional series of shares and, (ii) to determine, at the time of creation of any such series, the number of shares of such series and the designations, preferences, limitations and relative rights thereof.

         3. All necessary action by the Trust to authorize the Current Series Shares has been taken, and the Trust has the power to issue the Current Series Shares.

         4. The Shares will be, when issued in accordance with, and sold for the consideration described in, the Registration Statement, validly issued, fully paid and non-assessable by the Trust.

         We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment No. 1 to the Trust's Registration Statement, as amended.

                                       Very truly yours,

                                       /s/ DRINKER BIDDLE & REALTH LLP
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                                       DRINKER BIDDLE & REATH LLP